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                                                                    Exhibit 2.11


                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                         VENTRO MERGER SUBSIDIARY, INC.

                                      INTO

                               VENTRO CORPORATION

                     Pursuant to Sections 103 and 253 of the
                General Corporation Law of the State of Delaware


         Ventro Corporation, a Delaware corporation (the "Corporation"), does hereby certify:

         FIRST: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

         SECOND: The Corporation owns 100% of the outstanding shares of each class of the stock of Ventro Merger Subsidiary, Inc., a Delaware corporation (the "Subsidiary").

         THIRD: The Board of Directors of the Corporation, by resolutions duly adopted at a meeting of the Board of Directors on December 21, 2001, has authorized the merger of the Subsidiary with and into the Corporation (the "Merger"). A true and correct copy of the resolutions adopted are attached hereto as Exhibit A. Such resolutions have not been modified or rescinded and are in full force and in effect on the date hereof.

         FOURTH: The Corporation shall be the surviving corporation of the Merger ("the Surviving Corporation").

         FIFTH: At the effective time of the Merger, the name of the Surviving Corporation shall be changed to NexPrise, Inc.

         SIXTH: The merger shall be effective upon the date of the filing of this Certificate of Ownership and Merger.

         IN WITNESS WHEREOF, Ventro Corporation has caused this Certificate of Ownership and Merger to be executed in its corporate name on this 11th day of January 2002.

                                   Ventro Corporation

                                   By:  /s/ Ted Drysdale
                                      ------------------------------------------
                                        Ted Drysdale
                                          President and Chief Executive Officer
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                                    EXHIBIT A

                           RESOLUTIONS ADOPTED BY THE
                              BOARD OF DIRECTORS OF
                              VENTRO CORPORATION ON
                                DECEMBER 21, 2001

CORPORATE NAME CHANGE BY MERGER

         WHEREAS, the Board of Directors of the Corporation (the "Board") has given due and proper consideration to all matters and things which are necessary or appropriate to enable it to evaluate and reach an informed conclusion that it is in the best interest of the Corporation and its stockholders that the Corporation change the corporate name to NexPrise, Inc.;

         WHEREAS, the Board has given due and proper consideration to all matters and things which are necessary or appropriate to enable it to evaluate and reach an informed conclusion that the most efficient and appropriate method to change the corporate name to NexPrise, Inc. is the formation of a wholly owned subsidiary named Ventro Merger Subsidiary, Inc. and through a merger transaction under Section 253 of the Delaware General Corporate Law of Ventro Merger Subsidiary, Inc. with and into the Corporation, change the corporate name to NexPrise, Inc.; and

         WHEREAS, the Board has given due and proper consideration to all matters and things which are necessary or appropriate to enable it to evaluate and reach an informed conclusion as to the fairness and reasonableness of the proposed merger between Ventro Merger Subsidiary, Inc. with and into the Corporation and the benefits to the Corporation of changing its name to NexPrise, Inc. as a result of such merger;

NOW THEREFORE, IT IS HEREBY:

         RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to cause the formation of Ventro Merger Subsidiary, Inc. (the "Subsidiary"), as a wholly owned subsidiary of the Corporation under and pursuant to the laws of the State of Delaware;

         FURTHER RESOLVED, that the Subsidiary shall be merged with and into the Corporation (the "Merger") and the Corporation shall be the surviving corporation (the "Surviving Corporation") of the Merger;

         FURTHER RESOLVED, that in connection with the Merger, the Surviving Corporation shall change its name to NexPrise, Inc.;

         FURTHER RESOLVED, that, from and after the effective time of the Merger, the certificate of incorporation of the Corporation shall be the certificate of incorporation of the Surviving Corporation, the bylaws of the Corporation shall be the bylaws of the Surviving Corporation, the officers and directors of the Corporation shall be the officers
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and directors of the Surviving Corporation, the outstanding common stock and securities of the Corporation shall remain outstanding as the common stock and other securities of the Surviving Corporation and the outstanding common stock of the Subsidiary shall be cancelled;

         FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed, in the name of and on behalf of the Corporation, to prepare and execute a Certificate of Ownership and Merger and to cause such Certificate of Ownership and Merger to be filed with the Secretary of State of Delaware pursuant to Sections 103 and 253 of the Delaware General Corporation Law; and that the Merger shall be effective at the time stated in such Certificate of Ownership and Merger;

         FURTHER RESOLVED, that, upon the effectiveness of the Merger, a Restated Certificate of Incorporation be prepared; such Restated Certificate of Incorporation be, and it hereby is, approved and adopted in all respects as the Restated Certificate of Incorporation of the Corporation; and that the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name of and on behalf of the Corporation, to cause such Restated Certificate of Incorporation, as restated, to be filed with the Secretary of State of the State of Delaware pursuant to Section 245 of the Delaware General Corporation Law;

         FURTHER RESOLVED, that, upon the effectiveness of the Merger, the proper officers of the Corporation be, and each of them individually hereby is, authorized, empowered and directed to prepare or cause to be prepared necessary forms of certificate to evidence shares of stock of the Corporation (the "Stock"), said forms of certificate to be adopted, as if reviewed and adopted by the Board of Directors by this unanimous written consent; that the proper officers of the Corporation be, and each of them individually hereby is, authorized, empowered and directed to execute such; that any or all of such signatures on such Stock certificates may be facsimile signatures; and that in case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such Stock certificates, shall have ceased to be such officer, transfer agent or registrar before the issuance thereof, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue;

         FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to prepare, execute, deliver and file, or cause to be prepared, executed, delivered and filed, any and all documents and to take any and all actions with federal, state, local and foreign authorities and with the Nasdaq National Market, the Securities and Exchange Commission and Standard & Poor's CUSIP Service Bureau, as they, or any of them, may deem necessary or appropriate to effect the corporate name change and the Merger contemplated by the foregoing resolutions and to carry out fully the purpose and intent of such resolutions;

         FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to prepare, execute, deliver and file, or cause to
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be prepared, executed, delivered and filed, an Amended Statement by Foreign
Corporation with the California Secretary of State to change the name of the Corporation to NexPrise, Inc. and to prepare, execute, deliver and file, or cause to be prepared, executed, delivered and filed, any such similar statements or forms required to change the name of the Corporation to NexPrise, Inc. in any other states wherein the Corporation is qualified to do business as a foreign corporation;

         FURTHER RESOLVED, that the officers of the Corporation are, and each hereby is, authorized and directed to take such further actions on behalf of the Corporation as may be necessary in order to carry out the foregoing resolutions and to consummate the transactions contemplated thereby; and

         FURTHER RESOLVED, that all actions heretofore taken by any officer or director of the Corporation in connection with the matters contemplated by the foregoing resolutions be, and they hereby are, approved, adopted, ratified, confirmed and accepted in all respects as actions of the Corporation.

                     CERTIFICATE OF ADOPTION OF RESOLUTIONS
                                       BY
                    BOARD OF DIRECTORS OF VENTRO CORPORATION

I hereby certify:

That I am the duly elected Chief Financial Officer of Ventro Corporation, a Delaware corporation; that the foregoing Resolutions of the Board of Directors of Ventro Corporation were duly adopted by the Board of Directors of Ventro Corporation on December 21, 2001; and that since that date have not been modified, amended or rescinded and are in full force and in effect on the date hereof.

IN WITNESS WHEREOF, I have subscribed my name on January 11, 2002.

                                          /s/ David Zechnich
                                         -------------------------------------
                                          David Zechnich
                                          Chief Financial Officer